SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549



                                 FORM 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  April 2, 1996



               CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XII
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          (Exact name of registrant as specified in its charter)





     Illinois                     0-12433                36-3149589
- -------------------           --------------         --------------------
(State or other)                (Commission          (IRS Employer
 Jurisdiction of               File Number)           Identification No.)
 Organization




           900 N. Michigan Avenue, Chicago, Illinois  60611-1575
           -----------------------------------------------------
                  (Address of principal executive office)




Registrant's telephone number, including area code:  (312) 915-1987
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                               PERMIAN MALL

                               Odessa, Texas
                              --------------



ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS. Carlyle Real Estate Limited Partnership - XII (the "Partnership") owned the Permian Mall (the "Property") located in Odessa, Texas. On April 2, 1996, the mortgage lender, Massachusetts Mutual Life Insurance Co. ("Lender"), realized upon its security which included the land, building and related improvements of the Property.
As of the date of conveyance of title, the Permian Mall was approximately 88% occupied. Although the Property produced cash flow in 1994, the Property operated at a deficit in 1995 and was expected to in 1996. This deficit was primarily due to declining retail sales resulting in lower effective rents. Additionally, significant funds would have been required in the near future for major roof and parking lot repairs. In anticipation of the necessary major repairs and potential leasing costs, the Partnership had initiated discussions with the Lender regarding a modification of the loan. The Partnership was unable to secure such a modification. Due to these facts, the Partnership was unable to pay the 1995 real estate taxes assessed on the property due in January 1996 nor had remitted all of the scheduled debt service payments since December 1995. The Partnership received a notice of default from the Lender in February 1996, and as a result, the Lender then realized upon its security in April 1996. As a result of the disposition of the Property, the Partnership expects to recognize a gain in 1996 for financial reporting purposes and Federal income tax purposes of approximately $2,600,000 and $14,800,000, respectively, with no corresponding distributable proceeds.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   Financial Statements.  Not applicable.
     (b)   Pro Forma Financial Information - Narrative.
     As a result of the Lender realizing upon its security in the Property, there will be no further rental and other income, property operating expenses, depreciation or mortgage interest expense recorded for the Property which for the Property's most recent fiscal year (the year ended December 31, 1995) were $6,252,000, $3,601,000, $744,000 and $2,508,000, respectively. Also, as a result of the lender realizing upon its security in the Property, there will be no further assets and liabilities related to the property, which at December 31, 1995 consisted of land, building and improvements and other non-current assets (net of accumulated depreciation and amortization) of approximately $15,800,000; current assets of approximately $3,981,000; current portion of long-term debt of approximately $17,755,000, other current liabilities of approximately $1,073,000 and non-current liabilities of $6,000.
     (c)   Exhibits
           1. Documents related to transfer of Permian Mall to be supplied in an amendment.


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                       CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XII

                       By:    JMB Realty Corporation
                              Corporate General Partner



                              By:   GAILEN J. HULL
                                    Gailen J. Hull
                                    Senior Vice President






Dated:  April 17, 1996